Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

RIGHT ON BRANDS, INC.
(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

6501 Dalrock Road, Suite 100

Rowlett, TX 75089

(214) 736-7252

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Jerry Grisaffi

Chief Executive Officer

6501 Dalrock Road, Suite 100

Rowlett, TX 75089

(214) 736-7252

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7374	45-1994478
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION,

DATED October 18, 2022

Right On Brands, Inc.

MAXIMUM OFFERING AMOUNT: $1,500,000

MAXIMUM NUMBER OF SHARES OFFERED HEREBY: 2,500,000,000 – 5,000,000,000

This is a public offering (the “Offering”) of securities of Right On Brands, Inc., a Nevada corporation (the “Company”). We are offering a maximum of [Two Billion Five Hundred Million to Five Billion] (2,500-5,000,000,000) shares (the “Maximum Offering”) of our common stock, par value $0.001 (the “Common Stock”) via subscription at an offering price of [Three to Six] Ten-Thousandths of One Cent ($0.000[3-6]) per share (the “Shares”) pursuant to Tier 2 of Regulation A+.

This Offering is being conducted on a “best efforts” basis, which means that there is no minimum number of Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this Offering. This Offering will expire on the first to occur of (a) the sale of all the 2,500-5,000,000,000 shares of Common Stock offered for subscription hereby, (b) October 1, 2023, subject to extension, in the sole discretion of the Company, not to exceed one year from qualification of the Offering, or (c) when the Company’s board of directors elects to terminate the Offering (as applicable, the “Termination Date”).

There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares and attached warrants as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”). Purchasers of the Shares will not be entitled to a refund and could lose their entire investment.

Company Overview

Our business is conducted through our wholly owned subsidiary, Endo Brands Inc. Endo Brands distributes and markets a line of CBD and Hemp derived consumer products it orders from third-party Labs that create white label products and formulations for CBD and Hemp derived products under its brand “Endo Brands.”

Right on Brands creates lasting brands with emerging functional ingredients, and our focus right now is industrial hemp, hemp derived cannabinoids. Endo Brands Inc sells its products through “Endo Brands” branded brick and mortar retail outlets: one of which is company owned store and 4 others are brand-licensed stores.  One licensee, the owner of the licensee store in Plano Texas, is the granddaughter of CEO, Jerry Grisaffi. The company plans on franchising Endo Dispensary and Wellness in Texas and Florida.

The Company’s Common Stock is fully reporting under the 1934 Act is listed on the Over-The-Counter Bulletin Board (“OTCPNK”) under the symbol “RTON,” and qualified Pink Current Information Tier. For further information, see “Plan of Distribution - Exchange Listing” of this Offering Circular.

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Such Offering price and our valuation was determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $0.000[3-6] per share Offering price of the Common Stock has been based upon the trading price and volume of trading of our Common Stock on the OTCPNK exchange and is not based on book value, assets, earnings or any other recognizable standard of value. (See Determination of Offering Price)

In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Right On Brands, Inc. and its subsidiaries.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions	Proceeds to the Company
Per Share(1)	$0.000[3-6]	$0.00	$.000[3-6]
Maximum Offering	$1,500,000.00	$0.00	$1,500,000	(2)

(1)	Price to be set at qualification, the range is the best estimate that can be provided by the Issuer at this time.

(2)	Does not account for the payment of offering expenses, estimated at $12,000.00.

The Company has not determined if it will require these services or such selected service providers. The Company reserves the right to engage one or more FINRA-member broker-dealers or placement agents in its discretion. Does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format of Part II(a)(1)(ii) of Form 1-A .

The date of this Offering Circular is October 18, 2022

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “Right On Brands,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Right On Brands, Inc. Our Stock is listed as “RTON” under the OTCMarkets.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward- looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Right On Brands, Inc., a Nevada corporation.

Company Overview

Current Business Operations

PRODUCT LINE

ENDO BRANDS

ENDO Drops

The easiest and most effective way to get your daily CBD, CBN or Delta-8 supplementation. These daily drops are blended with amazing essential oils for a great taste. You can take them either directly or mix them into your favorite beverage. There is even a peanut butter flavored drop for your pet. We recently introduced “Endo on the Go” Delta-8 drops that you can slip into your pocket and purse and take with you just about anywhere!

ENDO Ease

Topical Pain relief product, it is our Endo Select Hemp Oil used as either a warming lotion, cooling lotion or salve.

ENDO Tokes

Our ENDO Tokes products are a range of products made for people who would rather smoke their CBD or Delta-8. The original ENDO Toke is a pre-rolled CBD flower that comes in the shape of a cigarette. The product is, however, tobacco free and has minimal THC so it won’t get you high, but it is a quick delivery system for CBD. In addition, in 2021, the company has introduced a line of Delta-8 infused disposable and rechargeable vape pens as well as Delta-8 flower in jars or pre-rolled for quick consumption. All of these products are designed to give multiple choices to our customers who like to consume CBD and Delta-8 by smoking something.

ENDO Gummies

For people that don’t like to ingest CBD or Delta-8 by smoking, we have a line of gummies. Currently, we sell several different types of gummies: 1) CBD; 2) CBD & Melatonin; Delta-8. Delta -9 Hemp derived by dry weight

ENDO Vapes, CBD, Delta 8, THCO, Delta 9 hemp derived, HHC, THCP

Endo THCV Neuro, a cannabinoid that has shown to be a neuroprotective agent that helps neurological problems1.

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1 Clinical data of the potential effects is not conclusive, but management believes preclinical studies show promising data is promising and provides this article which “discuss[es] in a better perspective available data from preclinical studies on the use of eCBs as new neuroprotective agents” as a framework for understand the current research of this matter: “Neuroprotection by (Endo)Cabbinoids in Glaucoma and Retinal Neurodegenerative Diseases” Current Neuropharmacol (2018 Aug; 16(7): 959-970. (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC6120105/; published on line August 2018; accessed on October 17, 2022).

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Offering Circular Summary

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the audited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Right On Brands, Inc., a Nevada corporation.

Issuer:	Right On Brands, Inc.

Shares Offered:

A maximum of [Two Billion Five Hundred Million to Five Billion] ([2,500 – 5,000],000,000) shares of our Common Stock by subscription (the “Maximum Offering”), at an offering price of [Three to Six] Ten-Thousandths of One Cent ($0.000[3-6]) per share (the “Shares”).

Number of shares of Common Stock Outstanding before the Offering:	5,926,801,561 shares of Common Stock.

Number of shares of Common Stock to be Outstanding after the Offering:	[7,426 – 10,926],801,561 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	[Three to Six] Ten-Thousandths of One Cent ($0.000[3-6]).

Listing:	Our shares of Common Stock are listed on Over the Counter Pink Sheets exchange under the symbol “RTON.”

There can be no assurance that the Company Common Stock sold in this Offering will be continue to be approved for listing on OTCPNK or other recognized securities exchange. For more information see the section “Risk Factors.”

Maximum Offering:

A maximum of [Two Billion Five Hundred Million – Five Hundred Billion] ([2,500 – 5,000],000,000) shares of our Common Stock by subscription (the “Maximum Offering”), at an offering price of [Three to Six] Ten-Thousandths of One Cent ($0.000[3-6]) per share (the “Shares”) for gross proceeds of $1,500,000.

Minimum Number of Shares to Be Sold in this Offering:	None.

Use of Proceeds:

If we sell all the Shares being offered, our net proceeds (there are no commissions) will be $1,500,000.00. We will use these net proceeds for the operation of our business segments, working capital, strategic acquisitions for our business segments, and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors”.

Corporate Information:	6501 Dalrock Road, Suite 100, Rowlett, TX 75089 https://www.rightonbrands.com (214) 299-9528

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THE OFFERING:

REGULATION A+; CONTINUOUS REPORTING

REQUIREMENTS UNDER REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

Our ongoing reporting obligations of a Tier 2 issuer will be met because we already file regular reports pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 as an SEC reporting company.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “Right On Brands,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to Right On Brands, Inc. As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean Right On Brands, Inc., and its direct and indirect subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended March 31.

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OUR BUSINESS

Current Business Operations

Our business is conducted through our wholly owned subsidiary, Endo Brands Inc. Endo Brands distributes and markets a line of CBD and Hemp derived consumer products. and through orders it places from third party Labs that produce white label products and formulations for CBD and Hemp derived products under the brand name “Endo Brands.”

The business mission of Right on Brands is to create lasting brands with emerging functional ingredients, and our focus right now is industrial hemp, hemp derived cannabinoids. Endo Brands Inc sells its products through branded retail outlets one of which is a company owned store and 4 others are brand-licensed stores owned by the licensee.  One licensee, the owner of the licensee store in Plano Texas, is the granddaughter of CEO, Jerry Grisaffi. The company plans on franchising Endo Dispensary and Wellness in Texas and Florida but has not begun to execute on that plan.

 PRODUCT LINE

ENDO BRANDS

ENDO Drops

The easiest and most effective way to get your daily CBD, CBN or Delta-8 supplementation. These daily drops are blended with amazing essential oils for a great taste. You can take them either directly or mix them into your favorite beverage. There is even a peanut butter flavored drop for your pet. We recently introduced “Endo on the Go” Delta-8 drops that you can slip into your pocket and purse and take with you just about anywhere!

ENDO Ease

Topical Pain relief product, it is our Endo Select Hemp Oil used as either a warming lotion, cooling lotion or salve.

ENDO Tokes

Our ENDO Tokes products are a range of products made for people who would rather smoke their CBD or Delta-8. The original ENDO Toke is a pre-rolled CBD flower that comes in the shape of a cigarette. The product is, however, tobacco free and has less than 0.30% THC so it won’t get you high, but it is a quick delivery system for CBD. In addition, in 2021, the company has introduced a line of Delta-8 infused disposable and rechargeable vape pens as well as Delta-8 flower in jars or pre-rolled for quick consumption. These products are designed to give multiple choices to our customers who like to consume CBD and Delta-8 by smoking something different and satisfying.

ENDO Gummies

For people that don’t like to ingest CBD or Delta-8 by smoking, we have a line of gummies. Currently, we sell three different types of gummies: 1) CBD; 2) CBD & Melatonin; Delta-8, Delta 9 hemp derived, CBG. THCO, HHC.

ENDO Vapes, CBD, Delta 8, THCO, Delta 9 hemp derived, HHC, THCP

Endo THCV Neuro, a cannabinoid that has shown to be a neuroprotective agent that helps neurological problems.2

Competition & our Advantages

In the market we are going to occupy, we face the following major competitors:

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American Shaman: Based in Kansas City Missouri looks to be the industry leader in our market segment.  They have Approximately 500 stores in the US. Our model differs from theirs as we feature more dispensary type products.

•	CBD PLUS: Is a Texas-based Hemp company. They have approximately 25 stores in the Texas, Oklahoma Market

•	Medterra: Irvine California products sold mostly inn retail stores, a completely different model.

•	Green Roads: one of many CBD companies with a focus on wholesale.

•	CBD MD: CBD MD is a manufacturer of CBD infused products. CBD MD has a full line of CBD infused products.

Our Potential Advantages

The psychoactive cannabis sector is also highly competitive with many participants being better capitalized. The Company plans to distinguish its products by establishing a franchised model based on both quality and brand appearance.  ENDO Brands advantage in the market is our unique formulation, price point and high quality. We work closely with our manufacturers to tailor our products to consumer demand.

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2 Clinical data of the potential effects is not conclusive, but management believes preclinical studies show promising data is promising and provides this article which “discuss[es] in a better perspective available data from preclinical studies on the use of eCBs as new neuroprotective agents” as a framework for understand the current research of this matter: “Neuroprotection by (Endo)Cabbinoids in Glaucoma and Retinal Neurodegenerative Diseases” Current Neuropharmacol (2018 Aug; 16(7): 959-970. (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC6120105/; published on line August 2018; accessed on October 17, 2022).

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We believe the contemporaneous growth of the cannabis industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our expected operations and results relating to hemp cultivation and processing business and franchising venture.

Marketing, Sales, and Distribution Strategies

Marketing Plan

•	Multi-Channel Marketing: We promote through multiple channels to build awareness of our products.

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Online Marketing: Most major online platform does not allow the advertising of CBD or Delta-8 infused products for sale so we are limited in what we can promote. As such, we use our internal email list to promote our products to people who have previously shown an interest. We are constantly working on expanding the size of this list.

•

Instagram: Our goal on IG for our brands is to build an obsessed fan base and an engaged community. Hemp education is a vital part of these channels, we will utilize this channel to show the “lifestyle” using our products as well as unique info on our products to drive traffic to our online and retail stores.

•	Twitter and Facebook: We use Twitter and Facebook to inform our customers and investors about the company and to drive traffic to our website that will convert into purchases.

•	Consumer Outreach & Education: The most important factor in the marketing of our products will be consumer education on the benefits of hemp derived products.

Sales Plan

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Retail Store: In 2021 the company opened its first retail store just outside Dallas, Texas. The company is looking at opening up additional company owned stores in the Dallas area as well as licensed stores in other cities with concentration in Texas and Florida

•	Retail Distribution: The company did not find working with large distributors and retailer as too profitable. As such, it is selling directly to a few retail locations across the continental U.S.

•	Online Sales: We currently sell our “ENDO” line of products through the following website: EndoBrands.com.

Manufacturing and Distribution

Endo Brands

We use selected manufacturers and co-packers to create our Endo branded products. We stress quality, purity and testing.

Use of Proceeds to Execute Business Strategies to Increase Revenues

We plan to use up to $500,000 from the proceeds for email and social media marketing to (i) expand our internal email list, (ii) produce content, and (iii) pay for targeted outreach on social platforms.

We plan to use up to $250,000 to build out our online store to meet the on-line demand generated by our social media marketing campaigns, including but not limited to 'click-to-purchase’ functionality.

We plan to use up to $500,000 to open additional retail stores to meet the demand generated by our geographically targeted social media marketing campaigns.

We believe these uses of proceeds will increase year over year sales three-fold in year 1.  We believe sales will increase exponentially as we increase marketing and distribution costs linearly over the next 3 years.

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Industry Overview

Industrial Hemp

The market for hemp and cannabis, and for products based on extracts of hemp and cannabis, is expected to grow substantially over the coming years. ArcView Market Research and BDS Analytics are forecasting the combined market to reach nearly $45 billion within the U.S. in the year 2024. While much of this market is expected to be comprised of high potency THC-based products sold in licensed dispensaries, the research firms are still predicting the market for the product areas of low THC cannabinoids, THC-free Cannabinoids, and pharmaceutical cannabinoids, respectively to grow to $5.3 billion, $12.6 billion, and $2.2 billion by 2024.

Industrial Hemp (Cannabis sativa L.) has been cultivated by humans for thousands of years. Hemp was originally cultivated as a source of fibers with most of this early cultivation occurring in temperate climates, thus most genotypes had very low tetrahydrocannabinol (THC) content. Hemp was introduced into North America in the early part of the 17th century, and it played an important part in early American agriculture throughout the 18th and 19th centuries, with cultivation in virtually every one of the original American colonies.

Hemp seed oil became an important industrial input that was used in inks, paints, varnishes, and many other products. The proliferation of cotton cultivation and the significant profitability of tobacco cultivation in the mid-1800s led to a sharp decline in hemp production. From the mid 1800s through the pre-World War II period, hemp cultivation continued at relatively low levels. During World War II, hemp production increased to meet the military needs for fibers to support various industrial production.

The early 1930’s was a period when higher THC strains of cannabis native to southeast Asia were introduced to North America and Western Europe and as a result, psychoactive strains became associated with very low THC containing industrial strains that were being cultivated in North America. This resulted in efforts to prohibit the cultivation and possession of Cannabis sativa L. in the United States.

Since 1937, Cannabis sativa L. has been a federally regulated Schedule I drug under the Controlled Substances Act, 21 U.S.C. § 811 (the “CSA”), regulated by the Drug Enforcement Agency (the “DEA”).

It was not until 2014 when a distinction between the use of Cannabis sativa L. for medical, recreational, and industrial purposes was made via Section 7606 of the Agricultural Act of 2014, which cleared a legal path for industrial hemp to be grown in three limited circumstances, 1) by researchers at an institute of higher education, 2) by state departments of agriculture, or 3) by farmers participating in a research program permitted and overseen by a state department of agriculture.

In 2016 the DEA, U.S. Department of Agriculture, and the Food and Drug Administration (FDA) issued a joint statement detailing the guidelines for growth of industrial hemp as part of state-sanctioned research programs. Those guidelines state that hemp can only be sold in states with pilot programs, plants and seeds can only cross state lines as part of permitted state research programs, and seeds can only be imported by individuals registered with the DEA.

We believe the recent passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so illegal under the CSA. With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3% THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

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One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

 Psychoactive Cannabis

A total of 35 states, District of Columbia, Guam, Puerto Rico, and U.S. Virgin Islands have approved some form of cannabis legalization or decriminalization. These laws are in direct conflict with the United States Federal CSA, which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse, has no currently accepted use for medical treatment in the U.S., and lacks acceptable safety for use under medical supervision.

Medical cannabis decriminalization is generally referred to as the removal of all criminal penalties for the private possession and use of cannabis by adults, including cultivation for personal use and casual, nonprofit transfers of small amounts. Legalization is generally referred to as the development of a legally controlled market for cannabis, where consumers purchase from a safe, legal, and regulated source.

The dichotomy between federal and state laws has limited the access to banking and other financial services by marijuana businesses. The U.S. Department of Justice and the U.S. Department of Treasury have issued guidance for banks considering conducting business with marijuana dispensaries in states where those businesses are legal, pursuant to which banks must file a Marijuana Limited Suspicious Activity Report that states the marijuana business is following the government’s guidelines with regard to revenue that is generated exclusively from legal sales. However, as banks can still face prosecution if they provide financial services to marijuana businesses, there is widespread refusal of the banking industry to offer banking services to marijuana businesses operating within state and local laws.

In November 2016, California approved marijuana use for adults over the age of 21 without a physician’s prescription or recommendation, and permitted the cultivation and sale of marijuana, in each case subject to certain limitations. Despite the changes in state laws, marijuana remains illegal under federal law.

In November 2016, California voters approved Proposition 64, which is also known as the Adult Use of Marijuana Act (“the AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process, and distribute marijuana products under certain conditions. On January 1, 2018, the California Bureau of Marijuana Control enacted regulations to implement the AUMA.

The U.S. Department of Justice (the “DOJ”) has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits.

We are monitoring the Biden administration’s, the DOJ’s and Congress’ positions on federal marijuana law and policy. Since the start of the new Congress in January 2021, there have been positive discussions about the Federal Government’s approach to cannabis. The DOJ has not signaled any change in their enforcement efforts. Based on public statements and reports, we understand that certain aspects of those laws and policies are currently under review, but no official changes have been announced. It is possible that certain changes to existing laws or policies could have a negative effect on our business and results of operations.

Although the possession, cultivation, and distribution of marijuana for medical and adult use is permitted in California, provided compliance with applicable state and local laws, rules, and regulations, marijuana is illegal under federal law. We believe we operate our business in compliance with all state and local laws and regulations. Any changes in federal, state, or local law enforcement regarding marijuana may affect our ability to operate our business. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with our business plans, could expose us to potential criminal liability and could subject our properties to civil forfeiture. Any changes in banking, insurance or other business services may also affect our ability to operate our business.

FDA Regulation of Hemp Extracts

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

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Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, marijuana, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that contain CBD derived from industrial hemp or cannabis to be delivered in the State of California. Further, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis, CBD or derivatives are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our products containing CBD derived from industrial hemp or cannabis delivered in the State of California are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally cannabis and products containing hemp derived CBD and may choose to enact regulations that are applicable to such products. In this event, our industrial hemp-based products containing CBD and cannabis may be subject to regulation (See “Risk Factors”).

The Drug Enforcement Administration (the “DEA”) has issued a rule regarding the scheduling of hemp and marijuana.

The ruling creates uncertainty relating to the regulatory status of the manufactured cannabinoids we are using in some of our products. Should the DEA conclude that manufactured cannabinoids are regulated under the CSA, we might not be able to continue to our plans to launch products based on manufactured cannabinoids. This could affect our business opportunities in the future.

The Rule states there are only four conforming changes, The rule reiterates these changes outlined below were already mandated under the 2018 Farm Bill: “DEA’s regulatory authority over any plant with less than 0.3% THC content on a dry weight basis, and any of the plant’s derivatives under the 0.3% THC content limit, is removed as a result.”

1.

The definition of “Tetrahydrocannabinols” on Schedule I of the official “Schedule of Controlled Substances” is modified to carve out “any material, compound, mixture, or preparation that falls within the definition of hemp” (as defined in the 2018 Farm Bill, i.e., any plant with less than 0.3% THC content on a dry weight basis, and any of the plant’s derivatives under the 0.3% THC).

•	Regardless of what any product label may say (i.e., “hemp” or otherwise), if a product has more than 0.3% Delta-9 THC, it is a controlled substance.

•	Regardless of being hemp-derived, if the derivative, extract or product has more than 0.3% Delta-9 THC, it is a controlled substance.

•	None of these changes, alters or affects the FDA’s jurisdiction over products containing cannabis and cannabis-derived compounds.

•

Naturally occurring THCs in cannabis are not controlled substances so long as they are at or under the 0.3% Delta-9 THC threshold. Any of those that are above the 0.3% Delta-9 THC threshold are controlled substances.

•	Synthetically derived THCs are all controlled substances, regardless of THC content.

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COVID-19 Pandemic Threat and Continuity Plan

Due to current events involving the global COVID-19 pandemic, RTON, under the guidance of its President, is reviewing procedures to monitor current events as they relate to our business and to be prepared to respond to any potential threats or issues in order to protect the Company and its assets. We are also in the process of reviewing plans to locate a back office for our corporate records and information at a location to be designated so that in the event that access to the Company’s offices are restricted, the Company is able to continue with its business and operations.

The Company’s operations may be adversely affected by the ongoing outbreak of the Coronavirus Disease 2019 (COVID-19) which was declared a pandemic by the World Health Organization (“WHO”) in March 2020. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the RTON’s financial position, operations and cash flows.

Possible effects may include, but are not limited to, disruption to the Company’s operations, inability of management team members and other key personnel and consultants to provide services or provide services in a timely manner, unavailability of equipment, parts and supplies used in operations, lack of access to maintenance and repair facilities, and a decline in the value of the Company’s assets including its equipment and its digital properties.

Additionally, it is possible that the Company is not able to obtain financing due to COVID-19’s effects on the general economy and the capital markets. If the Company is not able to obtain financing due to COVID-19 then it is highly likely that it will be forced to cease its operations. The impact of smaller companies such as RTON having to cease operations due to effects of COVID-19 would likely result in the Company not being able to survive and would cause a complete loss of all capital invested in the Company.

Employees, Directors, and Contracted Parties

As of October 1, 2022, we have five employees, including Jerry Grisaffi, our chief executive officer and chief financial officer. The Company also relies on the services of multiple contractors and service providers that perform operational and financial related services for the organization.

Description of Property

Our corporate headquarters are at 6501 Dalrock Road, Suite 100, Rowlett, TX 75089.

We believe that our existing office facilities are adequate for our needs as of now. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, but are not limited to the following:

●

Our limited operating history by which potential investors may measure our chances of achieving success in under our business model. In addition, our executive officers have a lack of experience in managing companies similar to the Company.

●	Our ability to pay significant indebtedness. We have a plan and correspondence with the funders to take out most of the short-term debt out of the raise.

●	Our ability to effectively operate our business segments and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate.

●	Our ability to manage our expansion, growth and operating expenses.

●	Our management team’s lack of prior managerial experience managing a diverse portfolio of businesses.

●

No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price. We are publicly traded under RTON with a limited market liquidity that would enlarge with our offering, and price dependent on our successes.

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our shares of Common Stock. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our shares of Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

RISKS RELATED TO OUR BUSINESS

The Adverse Effects to the Global Economy and the Company’s Operations of the Ongoing Coronavirus Pandemic May Continue for an Unknown Duration and be Difficult to Predict

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions will likely continue for some time and could intensify at any time in the event a novel variant causes a surge in cases requiring renewed lockdowns or other restrictions. There can be no assurance that the lifting of measures that have been implemented to limit the spread of the virus will mitigate or reverse the effects such measures have had on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally, including but not limited to the continued effects on supply chains and inflation on goods and services.

Uncertainty of profitability

Our business strategy may result in meaningful volatility of revenues, loses and/or earnings. As we will only develop a limited number of business efforts, services and products at a time, our overall success will depend on a limited number of business initiatives, which may cause variability and unsteady profits and losses depending on the products and/or services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

•	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

•	Our ability to source strong opportunities with sufficient risk adjusted returns.

•	Our ability to manage our capital and liquidity requirements based on changing market conditions.

•	The amount and timing of operating and other costs and expenses.

•	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

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We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we obtain more customers or increase sales to our existing customers, there is no guarantee we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably.

We do not have sufficient cash on hand.

As of March 31, 2022, we had $28,056 of cash on hand.  Our cash resources are not sufficient for us to execute our business plan. If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations. We estimate that within the next 12 months we will need in excess of $2.5 million USD in cash from either investors or operations to fully execute our business plan and to repay debts. While we intend to engage in future financings, there is no assurance that these will occur. Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive of their interests. You should recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

We may not be able to continue our business as a going concern – Our Auditor has issued a “Going Concern” Opinion.

Our independent registered public accounting firm included in its opinion for the year March 31, 2022, an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to develop profitable operations and to obtain additional funding sources. Our financial statements as of March 31, 2022, did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances.

If we are not able to raise enough funds, we may not be able to successfully develop and market our products and our business may fail.

We do not have any commitments for financing, and we will need additional financing to meet our obligations and to continue our business.

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity, and good faith of Management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of Management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees.

The loss of key Management personnel could adversely affect our business.

We depend on the continued services of our executive officer and senior consulting team and are responsible for our day-to-day operations. Our success depends in part on our ability to retain executive officers, to compensate executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into an employment agreement with our Chief Executive Officer and Chief Financial Officer, and do not believe our Chief Executive Officer or Chief Financial Officer is planning to leave or retire in the near term, we cannot assure you that he will remain with us. The loss or limitation of the services of any of our executives or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business.

Our business depends on attracting independent directors, executives, and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect our directors, officers, and the company against the possible third-party claims. This is due to the significant lack of availability of such policies in the cannabis industry at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

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If we fail to maintain satisfactory relationships with future customers, our business may be harmed.

Due to competition or other factors, we could lose business from our future customers, either partially or completely. The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers could harm our business and results of operations. Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods. In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source. This could harm our financial results.

Management of growth will be necessary for us to be competitive.

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition, and operating results.

Some of business initiatives in the hemp and cannabis sectors are new and are only in the early stages of commercialization. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition, and operating results would be materially adversely affected.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we expand market penetration, there is no guarantee that we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably. Further, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. If we cannot operate profitably, we may have to suspend or cease operations.

For the fiscal year ended March 31, 2022 we incurred an operating loss of $257,016. For the fiscal year ended March 31, 2021, we incurred an operating loss of $1,851,372. At March 31, 2022 we had an accumulated deficit of $15,769,967. Although we anticipate generating revenue in future periods, such revenues may be insufficient to make the Company profitable. We plan to increase our expenses associated with the development of our business. There is no assurance we will be able to derive revenues from the development of our business to successfully achieve positive cash flow or that our business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

We may not able to deduct some of our business expenses.

Section 280E of the Internal Revenue Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing us to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a marijuana business depends on how large its ratio of nondeductible expenses is to its total revenues. Therefore, our marijuana business may be less profitable than it could otherwise be.

Laws and regulations affecting the medical and adult use marijuana industry are constantly changing, which could detrimentally affect our operation.

Local, state, and federal medical and adult use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our businesses. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. As of now we do not fall under the medical marijuana laws. Some of our products could be regulated but he State of Texas health and regulation laws.

We are reliant on single source suppliers for several components of our products. In the future, such supplies could be difficult or impossible to obtain, which would affect our ability to produce our products.

We do not purchase components for our products from large corporations and from single source providers. We use several different

 Supply sources to obtain better control of our products.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Our participation in the medical and adult use marijuana industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against us. Litigation, complaints, and enforcement actions could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects.

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RISKS OF GOVERNMENT ACTION AND REGULATORY UNCERTAINTY

We could be found to be violating laws related to cannabis.

Currently, many U.S. states plus the District of Columbia and Guam, have laws and/or regulations that recognize, in one form or another, legitimate medical and adult uses for cannabis and consumer use of cannabis in connection with medical treatment or for recreational use. Many other states are considering similar legislation. Conversely, under the CSA, the policies and regulations of the federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is illegal and prohibited as a Schedule 1 drug. Unless and until Congress amends the CSA with respect to cannabis, for which there can be no assurance, there is a risk that federal authorities may enforce current federal law, and we may be deemed to be producing, cultivating, dispensing and/or aiding or abetting the possession and distribution of cannabis in violation of federal law. Active enforcement of the current CSA on cannabis may thus directly and adversely affect our revenues and profits.

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our business depending upon the scope of the regulations.

Laws and regulations affecting our industry to be developed under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state, and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations, or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the hemp industry generally, which could directly affect our financial condition.

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown and processed; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, any hemp-based products we develop and sell containing CBD may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

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The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting state and federal laws regarding cannabis, our investments, and operations of cannabis businesses in the U.S. are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state, and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition.

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our powdered drink products, which we plan to introduce will likely contain CBD or Hemp derived THC and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate the hemp segments of our business.

The scheduling status of Tetrahydrocannabivarin (THC-V) and other cannabinoids with the Drug Enforcement Administration is uncertain.

During August of 2020, Drug Enforcement Administration (the “DEA”) issued a rule regarding the scheduling of hemp and marijuana. The ruling could affect our ability to successfully market our THC-V beverage line.

Should the DEA determine the manufactured cannabinoids we use in some of our products are scheduled under the CSA, our future business opportunities could be negatively impacted.

The Company is currently working with the supplier of THC-V to determine the impact, if any, the ruling may have on our ability to market THC-V products.

The DEA published the following summary:

The purpose of this interim final rule is to codify in the Drug Enforcement Administration (DEA) regulations and statutory amendments to the Controlled Substances Act (CSA) made by the Agriculture Improvement Act of 2018 (AIA), regarding the scope of regulatory controls over marihuana, tetrahydrocannabinols, and other marihuana-related constituents. This interim final rule merely conforms DEA's regulations to the statutory amendments to the CSA that have already taken effect, and it does not add additional requirements to the regulations.

The Agriculture Improvement Act of 2018, Public Law 115-334 (the AIA), was signed into law on December 20, 2018. It provided a new statutory definition of “hemp” and amended the definition of marihuana under 21 U.S.C. 802(16) and the listing of tetrahydrocannabinols under 21 U.S.C. 812(c). The AIA thereby amends the regulatory controls over marihuana, tetrahydrocannabinols, and other marihuana-related constituents in the Controlled Substances Act (CSA).

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The rulemaking makes four conforming changes to DEA's existing regulations:

•

It modifies 21 CFR 1308.11(d)(31) by adding language stating that the definition of “Tetrahydrocannabinols” does not include “any material, compound, mixture, or preparation that falls within the definition of hemp set forth in 7 U.S.C. 1639 o.”

•

It removes from control in schedule V under 21 CFR 1308.15(f) a “drug product in finished dosage formulation that has been approved by the U.S. Food and Drug Administration that contains cannabidiol (2-[1R-3-methyl-6R-(1-methylethenyl)-2-cyclohexen-1-yl]-5-pentyl-1,3-benzenediol) derived from cannabis and no more than 0.1% (w/w) residual tetrahydrocannabinols.”

•	It also removes the import and export controls described in 21 CFR 1312.30(b) over those same substances.

•	It modifies 21 CFR 1308.11(d)(58) by stating that the definition of “Marihuana Extract” is limited to extracts “containing greater than 0.3 percent delta-9-tetrahydrocannabinol on a dry weight basis.”

According to the DEA, the AIA does not impact the control status of synthetically derived tetrahydrocannabinols (for Controlled Substance Code Number 7370) because the statutory definition of “hemp” is limited to materials that are derived from the plant Cannabis sativa L. For synthetically derived tetrahydrocannabinols, the concentration of Δ9-THC is not a determining factor in whether the material is a controlled substance. All synthetically derived tetrahydrocannabinols remain schedule I controlled substances.

We could become subject to other FDA regulations.

The cannabinoid delivery technologies we are developing could later become subject to increased government regulation. Such additional regulations and could have an adverse effect on our business operations.

We may not obtain the necessary permits and authorizations to operate the medical and adult use marijuana business.

We may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations for our cultivation, production, and dispensary businesses, or may only be able to do so at great cost. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the medical and adult use marijuana industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on our ability to operate the medical and adult use marijuana business, which could have a material adverse effect on our business. At this time we do not fall under the medical marijuana act.

RISKS ASSOCIATED WITH BANK AND INSURANCE LAWS AND REGULATIONS

We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services and manage our cash flows.

Since the commerce in cannabis is illegal under federal law, federally most chartered banks will not accept deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate. There does appear to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this report there are only nominal entities that have been formed that offer these services.

Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan. Similarly, many of our customers are directly involved in cannabis sales and further restrictions to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition, and results of operations.

We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect, or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

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Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurance(s) in the future, or that the cost will be affordable to us. If we are forced to go without such insurance(s), it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities

RISK ASSOCIATED WITH OUR INDUSTRY

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.

Demand for our products is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the cannabis industry may adversely affect our financial performance.

Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets. The paper industry has also experienced consolidation of producers and distribution channels. Further consolidation could unite other producers with distribution channels through which we intend to sell our products, thereby limiting access to our target markets.

We may be subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business.

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our products. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes.

We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating, communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar products and services. This competition could increase price competition and reduce anticipated profit margins.

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RISKS RELATED TO OUR COMMON STOCK

 We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our shares of common stock, who may experience dilution of their ownership interest of our shares of Common Stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional shares of Common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our shares of Common Stock.

Our shares of Common Stock qualify as a penny stock. As such, we are subject to the risks associated with "penny stocks". Regulations relating to "penny stocks" limit the ability of our shareholders to sell their shares and, as a result, our shareholders may have to hold their shares indefinitely.

Our shares of Common Stock are deemed to be "penny stock" as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our shares of Common Stock are urged to obtain and read such disclosure carefully before purchasing any shares of Common Stock that are deemed to be "penny stock".

Moreover, Regulation 240.15g-9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our shares of Common Stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to SEC Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse.

Our Management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be able to dictate the behavior of the market or of broker-dealers who participate in the market, Management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We will be controlled by existing shareholders.

Our directors and officers currently in place control a significant portion of our shares and have super voting rights relative to preferred shares. Thus, they will continue to oversee the Company’s operations. As a result, our directors and officers will likely have a significant influence on the affairs and management of the Company, as well as on all matters requiring stockholder approval, including electing and removing members of its board of directors, causing the Company to engage in transactions with affiliated entities, causing or restricting the sale or merger of the Company and changing the company’s dividend policy. Such concentration of ownership and control could have the effect of delaying, deferring, or preventing a change in control of the Company, even when such a change of control would be in the best interests of the company’s other stockholders.

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We can issue additional shares of our shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 12,000,000,000 shares of Common Stock. The power of the Board of Directors to issue shares of Common Stock, preferred stock or warrants or options to purchase shares of Common Stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our shares of Common Stock, or shares of preferred stock that may be convertible into Common Stock, may have the effect of diluting your investment. Currently authorized are ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Company Preferred Stock in one or more series, and expressly authorized the Board of Directors of the Company, subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock and to deposit certificates in paper form or to clear shares for trading under Safe Harbor exemptions and regulations for unregistered shares.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker- dealers to recommend that their customers buy our shares of Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares. FINRA requirements make it more difficult for our investors to deposit paper stock certificates or to clear our shares of Common Stock that are transferred electronically to brokerage accounts. There can be no assurances that our investors will be able to clear our shares for eventual resale.

Costs and expenses of being a reporting company under the 1934 Securities Exchange Act may be burdensome and prevent us from achieving profitability.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

Since our shares of Common Stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock are thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers and brokers following our shares of Common Stock, new products or services introduced or announced by us or our competitors, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of Common Stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Markets Pink and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

We do not expect to pay any dividends on our common stock.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

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RISKS RELATED TO THE OFFERING

Unless an active trading market develops for our securities, investors may not be able to sell their shares.

We are a reporting company, and our shares of Common Stock are quoted on the OTC Markets under the symbol “RTON”. However, there is not currently an active trading market for our shares of Common Stock and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our shares of Common Stock, and you may be unable to sell your shares of Common Stock or any attempted sale of such shares of Common Stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

Since our shares of Common Stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock are thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers and brokers following our shares of Common Stock, new products or services introduced or announced by us or our competitors, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of Common Stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Markets Pink and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers, and option traders.

Our existing directors, executive officers and principal stockholders will continue to have substantial control over us after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

After this offering our directors, executive officer, principal stockholders, and their affiliates will beneficially own or control, directly or indirectly, a significant majority of our shares. As a result, these stockholders, acting together, could have significant influence over the outcome of matters submitted to our stockholders for approval, including the election or removal of directors, any amendments to our certificate of incorporation or bylaws and any merger, consolidation, or sale of all or substantially all of our assets, and over the management and affairs of our company. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company or discouraging others from making tender offers for our shares and might affect the market price of our common stock.

Because we do not expect to pay any dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

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USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering, we would have funding of $1,500,000 and no estimated expenses, the total net proceeds to us would be $1,500,000 because no portion of the Offering is allotted for sales on behalf of shareholders, which we currently intend to use as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Physical Retail Stores	500,000	375,000	250,000	125,000
Digital and On-line Infrastructure	250,000	187,500	125,000	62,500
Sales & Marketing	500,000	375,000	250,000	125,00
Miscellaneous Operating Expenses(1)	250,000	187,500	125,000	62,500
TOTAL	$1,500,000	$1,125,000	$750,000	$375,000

(1)

Miscellaneous Operating Expenses includes but may not be limited to paying its office lease, maintaining its OTC markets listing, and covering various other expenses incidental its business and publicly listed security; the Company does not plan to pay back salary or service long term debt with proceeds of the Offering. It also includes our Offering expenses

Because the offering is a “best effort” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering. You will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire, which is currently -$0.0029 per share.

On October 17, 2022, there were an aggregate of 5,926,801,561 shares of Company Common Stock issued and outstanding. Our net tangible book value as of June 30, 2022, our most recent reported period, was ($15,576,166) or ($0.0026) per outstanding share of our Common Stock.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, $1,500,000; $1,125,000; $750,000; and $375,000 worth of the subscribed shares offered for sale in this offering, with the Offering Price at the lowest offering price of the range set forth in this Offering Circular ($0.0003,the lowest offering price in the proposed range was used):

Funding Level	$1,500,000	$1,125,000	$750,000	$375,000
Offering Price	$.0003	$.0003	$.0003	$.0003
Historical net tangle book value per Common Stock share before the Offering	$-.0026	$-.0026	$-.0026	$-.0026
Increase in net tangible book value per share attributable to new investors in this Offering	$.0013	$.0011	$.0008	$.0005
Net tangible book value per share, after the offering	-.0013	-.0015	-.0018	-.0021
Dilution per share to new investors	.0016	.0018	.0021	.0024

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DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance; including expected recoveries,

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

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MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Current Business Operations

Our business is conducted through our wholly owned subsidiary, Endo Brands Inc. Endo Brands distributes and markets a line of CBD and Hemp derived consumer products. and through orders it places from third party Labs that produce white label products and formulations for CBD and Hemp derived products under the brand name “Endo Brands.”

The business mission of Right on Brands is to create lasting brands with emerging functional ingredients, and our focus right now is industrial hemp, hemp derived cannabinoids. Endo Brands Inc sells its products through branded retail outlets one of which is a company owned store and 4 others are brand-licensed stores owned by the licensee.  One licensee, the owner of the licensee store in Plano Texas, is the granddaughter of CEO, Jerry Grisaffi.

The company plans on franchising Endo Dispensary and Wellness in Texas and Florida.

PRODUCT LINE

ENDO BRANDS

ENDO Drops

The easiest and most effective way to get your daily CBD, CBN or Delta-8 supplementation. These daily drops are blended with amazing essential oils for a great taste. You can take them either directly or mix them into your favorite beverage. There is even a peanut butter flavored drop for your pet. We recently introduced “Endo on the Go” Delta-8 drops that you can slip into your pocket and purse and take with you just about anywhere!

ENDO Ease

Topical Pain relief product, it is our Endo Select Hemp Oil used as either a warming lotion, cooling lotion or salve.

ENDO Tokes

Our ENDO Tokes products are a range of products made for people who would rather smoke their CBD or Delta-8. The original ENDO Toke is a pre-rolled CBD flower that comes in the shape of a cigarette. The product is, however, tobacco free and has less than 0.30% THC so it won’t get you high, but it is a quick delivery system for CBD. In addition, in 2021, the company has introduced a line of Delta-8 infused disposable and rechargeable vape pens as well as Delta-8 flower in jars or pre-rolled for quick consumption. All of these products are designed to give multiple choices to our customers who like to consume CBD and Delta-8 by smoking something.

ENDO Gummies

For people that don’t like to ingest CBD or Delta-8 by smoking or other hemp derived cannabinoids, we have a line of gummies. Currently, we sell several different types of gummies: 1) CBD; 2) CBD & Melatonin, Delta-8, Hemp derived Delta 9 by dry weight. THCO, HHC.

ENDO Vapes, CBD, Delta 8, THCO, Delta 9 hemp derived, HHC, THCP

Endo THCV Neuro, a cannabinoid that has shown to be a neuroprotective agent that helps neurological problems.3

Overview and Financial Condition

Going Concern

The Company sustained continued operating losses during the years ended March 31, 2022. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classifications of liabilities that may result, should the Company be unable to continue as a going concern.

________________________

3 Clinical data of the potential effects is not conclusive, but management believes preclinical studies show promising data is promising and provides this article which “discuss[es] in a better perspective available data from preclinical studies on the use of eCBs as new neuroprotective agents” as a framework for understand the current research of this matter: “Neuroprotection by (Endo)Cabbinoids in Glaucoma and Retinal Neurodegenerative Diseases” Current Neuropharmacol (2018 Aug; 16(7): 959-970. (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC6120105/; published on line August 2018; accessed on October 17, 2022).

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Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our shareholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing shareholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our shares of Common Stock.

Results of Recent Operations

Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021

During the year ended March 31, 2022, we generated revenue of $997,100. Our cost of goods sold was $557,088, resulting in gross margin of $440,012. We incurred total operating expenses of $495,697, consisting of general and administrative expenses of $349,980, legal and professional fees of $111,599, advertising and promotion costs of $28,518 and depreciation and amortization of $5,600. In addition, we incurred interest expense of $25,636, amortization of debt discount of $966, a gain on the change in fair value of derivative liabilities of $100,209 and a loss on the settlement of liabilities of $274,938. Our net loss for the year ended March 31, 2022, was $257,016.

By comparison, during the year ended March 31, 2021, we generated revenue of $77,960. Our cost of goods sold was $56,709, resulting in gross margin of $21,251. We incurred total operating expenses of $422,684, consisting of executive compensation of $72,000, general and administrative expenses of $193,620, legal and professional fees of $48,821, bad debt expense of $7,169, advertising and promotion costs of $3,567, asset impairment of $91,200 and depreciation and amortization of $6,307. In addition, we incurred interest expense of $80,253, amortization of debt discount of $313,246, default penalties of $64,717, financing costs of $132,349 a loss on the change in fair value of derivative liabilities of $4,253,946, a gain on the settlement of derivative liabilities of $3,474,572 and a loss on the settlement of a warrant dispute of $80,000. Our net loss for the year ended March 31, 2021 was $1,851,372.

Our revenues increased during the year ended March 31, 2022, as compared to the prior year, largely as a result of the new store opening in Rowlett, Texas. Our operating expenses were relatively consistent as compared to the prior year. During the prior year and into the current year, the Company settled much of its debt obligations resulting in a decrease in interest expenses, derivative liabilities, default penalties, debt discount amortization, and financing costs. As we continue with the development and marketing of our new products, we expect that our operating expenses, as well as our revenues, will increase significantly over the current fiscal year.

Liquidity and Capital Resources

As of March 31, 2022, we had current assets in the amount of $152,221, consisting of cash in the amount of $28,056, prepaid expenses of $6,000, inventory of $114,944 and other current assets of $3,221.

As of March 31, 2022, we had current liabilities of $757,571, consisting of notes payable of $94,945, convertible debts, net of discounts, in the amount of $296,788, derivative liability of $159,106, accounts payable of $56,723, accrued interest of $32,883, accrued expenses of $93,189, and current portion of lease liability of $23,937.

We have funded our operations to date through the issuance of common stock in offerings exempt under Rule 506, as well as through the issuance of notes payable and convertible notes payable.

Our ability to successfully execute our business plan is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Off Balance Sheet Arrangements

As of March 31, 2022, there were no off-balance sheet arrangements.

Going Concern

We have experienced recurring losses from operations and had an accumulated deficit of $15,769,967 as of March 31, 2022. To date, we have not been able to produce sufficient sales to become cash flow positive and profitable on a consistent basis. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing. If the Company raises additional funds through the issuance of equity, the percentage ownership of current shareholders could be reduced, and such securities might have rights, preferences or privileges senior to the rights, preferences and privileges of the Company’s common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict its future plans for developing its business and achieving commercial revenues. If the Company is unable to obtain the necessary capital, the Company may have to cease operations.

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Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most "critical accounting polices" in the Management Discussion and Analysis. The SEC indicated that a "critical accounting policy" is one which is both important to the portrayal of a company's financial condition and results, and requires management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We do not believe that the following accounting policies currently fit this definition.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of Right On Brands, Inc. and its wholly owned subsidiaries (Humbly Hemp, Inc., Endo Brands, Inc. and Humble Water Company). Intercompany accounts and transactions have been eliminated upon consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided by the straight-line method over the useful lives of the related assets, from three to five years.

The cost of building the Company's website has been capitalized and amortized over a period of three years. Expenditures for minor enhancements and maintenance are expensed as incurred.

Inventory

Inventories are stated at the lower of cost (average cost) or market (net realizable value). Inventory consisted of finished goods inventory of $114,944 and $73,553 as of March 31, 2022 and 2021, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Long-lived Assets

The Company's long-lived assets and other assets (consisting of property and equipment) are reviewed for impairment in accordance with the guidance of the FASB Topic ASC 360," Property, Plant, and Equipment", and FASB ASC Topic 205 " Presentation of Financial Statements ". The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management's estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Through March 31, 2022 and 2021, the Company had not experienced impairment losses on its long-lived assets. However, there can be no assurances that demand for the Company's products or services will continue, which could result in an impairment of long-lived assets in the future.

Stock-Based Compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Revenue Recognition

We recognize revenue when our performance obligation is satisfied. Our primary performance obligation (the distribution and sales of hemp products) is satisfied upon the shipment or delivery of products to our customers, which is also when control is transferred. The transfer of control of products to our customers is typically based on written sales terms that do not allow for a right of return after 30 days from the date of purchase.

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Our products are sold for cash or on credit terms. Our credit terms, which are established in accordance with local and industry practices, typically require payment within 30 days of delivery, and may allow discounts for early payment. We estimate and reserve for our bad debt exposure based on our experience with past due accounts and collectability, the aging of accounts receivable and our analysis of customer data.

Income Taxes

The Company is subject to income taxes in the U.S. Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. In accordance with FASB ASC Topic 740, "Income Taxes," the Company provides for the recognition of deferred tax assets if realization of such assets is more likely than not. The Company accounts for income tax under the provisions of FASB ASC Topic 740, "Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Fair Value of Financial Instruments

The Company applies the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of March 31, 2022 and 2021, the fair value of cash and accounts payable, approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Convertible Instruments

The Company evaluates and account for conversion options embedded in convertible instruments in accordance with ASC 815 "Derivatives and Hedging Activities".

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Recently Issued Accounting Pronouncements

Our management has considered all recent accounting pronouncements issued since the last audit of our financial statements. Our management believes that these recent pronouncements will not have a material effect on our financial statements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Litigation

There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company

Property

Our corporate headquarters are at 6501 Dalrock Road, Suite 100, Rowlett, TX 75089.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

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DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office (1)	Approximate hours per week for part-time employees
Executive Officers:
Jerry Grisaffi (2)	CEO, Interim CFO& Director (Chairman)	77
Michael W Brown	VP/Director	42

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

(1)

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

(2)	Mr. Grisaffi filed a personal bankruptcy in 2018 and is no longer in bankruptcy.

Executive Officers and Directors

Jerry Grisaffi – CEO, Chairman of the Board

Mr. Grisaffi is a serial entrepreneur who has lived all of his life in Texas. Prior to his appointment Mr. Grisaffi was a consultant to public companies, assisting them with corporate strategy and development. Prior to that, from 2014 to 2017, Mr. Grisaffi was the founder and chairman of the board of Rocky Mountain High Brands, a brand management company that markets healthy products to health-conscious consumers. Prior to founding Rocky Mountain High Brands, from 2010 to 2013, Mr. Grisaffi was the Chairman of the Board and President of Republic of Texas Brands. From 2003 to 2008, Mr. Grisaffi was the President of Microtrack, a company focused on monetizing GPC technology. Previously, Mr. Grisaffi spent forty successful years in the automobile business. He is a lifelong Texan and enjoys spending time with his extended family of 11 grandchildren and 4 great-grandchildren.

Michael W. Brown

Mr. Brown is a seasoned executive with over 10 years’ experience in capital formation. He has assisted with  raising capital in the oil industry for small and intermediate drilling companies.

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Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Corporate Governance

The Company’s corporate governance is controlled by Jerry Grisaffi, its CEO and interim CFO, who prepared the financials through to the 10-Q for the period ending June 30, 2022, and the 10-Ks for the periods ended March 31, 2022 and 2021, which are audited by the independent auditors of Turner, Stone & Company, LLP.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Family Relationships

There are no family relationships among any management personnel.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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●

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

As of March 31, 2022, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Director Compensation

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity. Our directors are not compensated for their role on the Board of Directors.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive officer paid by us during the years ended May 31, 2022, and 2021, in all capacities for the accounts of our executives, including the current Chief Executive Officer (CEO) and President and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Period End	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jerry Grisaffi, CEO & CFO Chairman	2022	96,000							96,000
	2021	32,000		20,000					52,000
Michael W. Brown, VP Director	2023	96,000							96,000

Narrative Disclosure to Summary Compensation Table

Our executive officers received, or accrued, the cash compensation set forth above.

Employment Agreements

The Company does not have employment agreements in place with its directors and officers.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines other compensation for management and outside contractors.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chairman of the Board of Directors and CEO, Jerry Grisaffi, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Jerry Grisaffi collects and evaluates all shareholder communications. All communications addressed to the Board of Directors and executive officers will be reviewed by Jerry Grisaffi, unless the communication is clearly frivolous.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Transactions

Other than as given herein, there have been no transactions and there are no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITY HOLDERS

The following tables set forth certain information regarding beneficial ownership of our capital stock as of the date hereof by (i) each person whom we know to beneficially own more than five percent (5%) of any class of our common stock, (ii) each of our directors, (iii) each of the executive officers and (iv) all our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

Our total authorized capital stock consists of 12,000,000,000 shares of common stock, $0.001 par value per share. As of October 1, 2022, there were 5,926,801,561 shares of our common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to our stockholders.

The holdings of the Company’s management and greater than 5% beneficial holders are in the chart below, and there is one holder of its Class Series A Preferred Shares, which are convertible into 25,000,000 shares of Company common stock, which still is not greater than 5% of the outstanding common shares, but that holder is included in this table because those Series A Preferred Shares give their holder an amount of votes equal to the outstanding common shares plus one vote, which enables him to control the outcome of shareholder votes.

	Common Stock beneficially owned	Percentage of class beneficially owned [2]
Name and Address of Beneficial Owners [1]
Texas Endo Hemp Farmers Inc (2)	25,000,000	.42%
Michael W. Brown	100,000,000	1.64%
Uri Moyal (3)	380,183,174	6.41%
La Dolce Vita Trust (4)	228,356,768	3.85%
All beneficial holders as group (4 persons or entities)	733,539,942	12.37%

(1)	Unless otherwise indicated, the address of each person listed below is c/o Right on Brands, Inc., 6501 Dalrock Road, Suite 100 Rowlett, TX.

(2)

5,000,000 shares of Series A, Preferred Stock convertible to 25,000,000 shares of common stock. Series A Preferred stock has the right to cast a total of fifty percent (50%) plus one votes on all matters submitted to a vote of holder of the Company’s common stock. One-third of this entity is owned by Michael Brown; one-third is owned by a daughter of Jerry Grisaffi, and the remaining one-third is owned by an unrelated party.

(3)	Uri Moyal investor and note holder of the corporation. Mr. Moyal owns a convertible note in the amount of $140,000.

(4)

La Dolce Vita Trust is a Texas trust that is controlled by its trustee Christine Guthrie, daughter of Jerry Grisaffi the CEO. Mr. Grisaffi has no control over the trust, but it is listed as she is related party for full disclosure.

(5)	Percentages are based on 5,926,801,561 shares of common stock issued and outstanding as of October 1, 2022

The foregoing table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each director; (ii) each executive officer; and (iii) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

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DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The corporation is authorized to issue up to 12,000,000,000 shares of Common Stock with a par value of $.001 per share.

As of October 1, 2022, there were 5,926,801,561 shares issued and outstanding. This amount does not include the [2,500 – 5,000],000,000 shares being offered via this Offering.

Our Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Corporation ("Preferred Stock") in one or more series, and expressly authorizes the Board of Directors of the Corporation (the "Board"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences. One Series of Preferred shares has been designated: Series A Preferred. The number of Shares constituting Series A Preferred is Five Million (5,000,000), and as of October 1, 2022, 5,000,000 shares have been issued to Texas Endo Hemp Farmers Inc. The class of Series A Preferred Stock shall have as many votes as common shares outstanding plus one, and are convertible to a total of 25,000,000 shares of common stock.

 Subject to the preferences that may be applicable to any outstanding classes of stock, the holders of the shares of Common Stock will share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of the shares of Common Stock will be entitled to a ratable share of any distribution to shareholders, after satisfaction of all the Company’s liabilities and of the prior rights of any outstanding classes of the Company’s stock. Shares of Common Stock carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not convertible, redeemable, or assessable.

Outstanding Warrants

None.

Options

There are no outstanding options.

Transfer Agent and Registrar, Warrant Agent

The transfer agent and registrar for our Common Stock is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725 www.globextransfer.com . The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

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DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders, though the Company has not engaged any such persons yet.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may also pay fees to consultants, vendors, or contractors who assist us with the Offering or business operations, based on invoices submitted by them for services rendered. Such compensation may be paid in cash and/or shares of Common Stock that have been qualified in this Offering.

We expect to commence the offer and sale of the Shares and warrants as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”).

Our Offering will expire on the first to occur of (a) the sale of all [Two Billion Five Hundred Million to Five Billion] ([2,500 – 5,000],000,000) shares of Common Stock offered for subscription hereby, (b) October 1, 2023, subject to extension not to exceed 1 year from the date of SEC qualification of the Offering, or (c) when our board of directors elects to terminate the Offering.

Offering Period and Expiration Date

This Offering will start on or immediately after the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Minimum Purchase Requirements

The minimum investment amount is One Thousand Dollars ($1,000.00); however the Company reserves the right to take investments of a lesser amount.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

34

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. Because the Offering is being completed under Tier 2 of Regulation A, the offered shares will be ‘covered securities” and as such will not require state Blue Sky filings to be completed for sale of the common stock.

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Shares you own.

Transferability of the Offered Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Milan Saha, Esq., of Plattsburgh, New York.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Turner, Stone & Company, LLP, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. In addition, you can find all of our public filings on the SEC’s EDGAR database, and specifically at this link: https://www.sec.gov/edgar/browse/?CIK=1409624&owner=exclude.

35

RIGHT ON BRANDS, INC.

F-1

Your Vision Our Focus

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Right On Brands, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Right On Brands, Inc. (the “Company”) as of March 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended March 31, 2022 and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered significant losses from inception and had a significant loss from operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Turner, Stone & Company, L.L.P. Accountants and Consultants 12700 Park Central Drive, Suite 1400 Dallas, Texas 75251 Telephone: 972-239-1660 / Facsimile: 972-239-1665 Toll Free: 877-853-4195
Web site: turnerstone.com	INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS

F-2

Critical Audit Matter Description

As disclosed in Notes 3 and 6 to the consolidated financial statements, the Company had various debt instruments which included conversion features requiring bifurcation and separate accounting. Management evaluated the required accounting, significant estimates, and judgements around the valuation for these embedded derivatives. These embedded derivatives were initially measured at fair value and have subsequently been remeasured to fair value at each reporting period and at settlement.

There is no current observable market for these types of features and, as such, the Company determined the fair value of the embedded derivatives using an option pricing model to measure the fair value of the bifurcated derivative. As a result, a high degree of auditor judgment and effort was required in performing audit procedures to evaluate the conclusions reached by management as well as the inputs to the Company’s option pricing model.

How the Critical Audit Matter Was Addressed In the Audit

Our principal audit procedures performed to address this critical audit matter included the following:

•	We obtained an understanding of the controls and processes surrounding the evaluation, initial measurement and revaluation of the bifurcated derivatives.

•	We evaluated management’s assessment and the conclusions reached to ensure these instruments were recorded in accordance with the relevant accounting guidance.

•	We evaluated the fair value of the bifurcated derivatives that included testing the valuation models and assumptions utilized by management. We reviewed and tested the fair value model used, significant assumptions, and underlying data used in the model.

/s/ Turner, Stone & Company, L.L.P.

We have served as the Company’s auditor since 2019.

Dallas, Texas

July 8, 2022

F-3

RIGHT ON BRANDS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2022	2021

Assets
Current assets
Cash	$28,056	$45,780
Prepaid expenses	6,000	-
Inventory	114,944	73,553
Other current assets	3,221	3,221
Total current assets	152,221	122,554

Non-current assets
Property and equipment, net of depreciation	15,485	21,085
Right of use asset	66,425	93,000
Total non-current assets	81,910	114,085

Total assets	$234,131	$236,639

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable	$56,723	$126,798
Accrued interest payable	32,883	81,977
Accrued expenses	93,189	121,741
Lease liability, current portion	23,937	69,600
Notes payable, net of discount	94,945	367,000
Convertible debt, net of discount	296,788	338,275
Derivative liability	159,106	472,471
Total current liabilities	757,571	1,577,862

Lease liability, non-current	42,488	69,000

Total liabilities	800,059	1,646,862

Commitments and contingencies (Note 11)

Stockholders' deficit
Series A Preferred stock; 10,000,000 shares authorized of $0.001 par value; 5,000,000 shares issued, respectively	5,000	5,000
Common stock; par value $0.001; 12,000,000,000 shares authorized, 5,924,801,561 and 5,474,978,826 shares issued, respective	5,924,802	5,474,979
Additional paid-in capital	9,197,980	8,546,492
Common stock payable	51,820	51,820
Accumulated deficit	(15,769,967)	(15,512,951)
Total Right On Brands stockholders' deficit	(590,365)	(1,434,660)
Noncontrolling interest	24,437	24,437
Total stockholders' deficit	(565,928)	(1,410,223)

Total liabilities and stockholders' deficit	$234,131	$236,639

The accompanying notes are an integral part of these consolidated financial statements.

F-4

RIGHT ON BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	March 31,
	2022	2021

Revenues	$997,100	$77,960
Cost of goods sold	557,088	56,709
Gross profit	440,012	21,251

Operating expenses
General and administrative	285,766	193,620
Advertising and promotion	28,518	3,567
Legal and professional	111,599	48,821
Executive compensation	64,214	72,000
Depreciation and amortization	5,600	6,307
Bad debt expense	-	7,169
Impairment expense	-	91,200
Total operating expenses	495,697	422,684

Loss from operations	(55,685)	(401,433)

Other income and (expense)
Interest expense	(25,636)	(80,253)
Amortization of debt discount	(966)	(313,246)
Change in fair value of derivative liability	100,209	(4,253,946)
Financing costs	-	(132,349)
Default penalty	-	(64,717)
Loss on settlement of liabilities	(274,938)	-
Gain on settlement of derivative liabilities	-	3,474,572
Loss on settlement of warrant dispute	-	(80,000)
Total other income (expense)	(201,331)	(1,449,939)

Net loss including noncontrolling interest	$(257,016)	$(1,851,372)
Net loss attributable to noncontrolling interest	-	-
Net loss attributable to Right on Brands, Inc.	$(257,016)	$(1,851,372)

Loss per share	$0.00	$0.00

Weighted average shares outstanding - basic	5,922,572,597	3,375,947,310

The accompanying notes are an integral part of these consolidated financial statements.

F-5

RIGHT ON BRANDS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

	Preferred Stock		Common Stock		Additional Paid in	Common Stock	Accumulated	Noncontrolling
	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Interest	Total

Balances, March 31, 2020	5,000,000	$5,000	999,515,530	$999,516	$10,382,366	$66,820	$(13,661,579)	$24,437	$(2,183,440)

Conversion of debt and interest	-	-	3,640,429,964	3,640,430	(1,245,831)	-	-	-	2,394,599

Issuance of common stock for services	-	-	381,700,000	381,700	(297,710)	-	-	-	83,990

Issuance of common stock for cash	-	-	369,999,999	370,000	(234,000)	(15,000)	-	-	121,000

Issuance of common stock for inventory	-	-	83,333,333	83,333	(58,333)	-	-	-	25,000

Net loss	-	-	-	-	-	-	(1,851,372)	-	(1,851,372)

Balances, March 31, 2021	5,000,000	$5,000	5,474,978,826	$5,474,979	$8,546,492	$51,820	$(15,512,951)	24,437	$(1,410,223)

Issuance of common stock for cash	-	-	299,999,999	300,000	(211,000)	-	-	-	89,000

Issuance of common stock for services	-	-	1,500,000	1,500	1,500	-	-	-	3,000

Settlement of accounts payable	-	-	13,000,000	13,000	16,900	-	-	-	29,900

Settlement of warrant dispute	-	-	38,114,035	38,114	41,886	-	-	-	80,000

Settlement of debt	-	-	309,243,333	309,243	590,168	-	-	-	899,411

Rescission of shares issued in prior period (Note 9)	-	-	(212,034,632)	(212,034)	212,034	-	-	-	-

Net loss	-	-	-	-	-	-	(257,016)	-	(257,016)

Balances, March 31, 2022	5,000,000	$5,000	5,924,801,561	$5,924,802	$9,197,980	$51,820	$(15,769,967)	$24,437	$(565,928)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

RIGHT ON BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	March 31,
	2022	2021
OPERATING ACTIVITIES
Net loss	$(257,016)	$(1,851,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,600	6,307
Bad debt expense	-	7,169
Right of use asset impairment	-	91,200
Amortization of debt discount	966	313,246
Financing costs	-	132,349
Change in fair value of derivative liability	(100,209)	4,253,946
Loss on settlement of liabilities	274,938	-
Gain on settlement of derivative liabilities	-	(3,474,572)
Loss on settlement of warrant dispute	-	80,000
Shares issued for services	3,000	-
Stock based compensation	-	83,990
Default penalty	-	64,717
Changes in operating assets and liabilities:
Prepaid expenses	(6,000)	34,862
Inventory	(41,391)	(33,017)
Other current assets	-	(3,221)
Accounts payable	(62,075)	17,555
Accrued interest payable	25,636	77,659
Accrued expenses	5,848	(3,859)
NET CASH USED IN OPERATING ACTIVITIES	(150,703)	(203,041)

INVESTING ACTIVITIES
Purchase of property and equipment	-	(5,953)
NET CASH USED IN INVESTING ACTIVITIES	-	(5,953)

FINANCING ACTIVITIES
Proceeds from notes payable	65,000	68,000
Repayment of notes payable	(21,021)	-
Repayment of convertible debt	-	(1,379)
Proceeds from issuance of common stock	89,000	121,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	132,979	187,621

NET DECREASE IN CASH	$(17,724)	$(21,373)
CASH, BEGINNING OF YEAR	45,780	67,153
CASH, END OF YEAR	$28,056	$45,780

CASH PAID FOR INCOME TAXES	$-	$-
CASH PAID FOR INTEREST	$-	$3,180

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for settlement of liabilities	$1,009,311	$2,394,599
Common stock issued for inventory	$-	$25,000
Original issuance discount on note payable	$8,450	$-
Right of use asset and liability, office lease	$-	$34,200
Rescission of shares issued in prior period	$212,034	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

RIGHT ON BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Formation and Business Activity

Right on Brands, Inc. (“we” or “the Company” or “Right on Brands”) was incorporated under the laws of the State of Nevada on April 1, 2011, as HealthTalk Live, Inc. On August 10, 2017, the Company amended is articles of incorporation and changed its name to Right On Brands, Inc. On August 31, 2017, the Company common shares commenced trading under the new stock symbol RTON. The Company’s primary business is the sale of health and wellness products.

The Company has the following wholly owned subsidiaries:

•	Endo Brands, Inc.
•	Humble Water Company

The Company has the following partially owned subsidiaries:

•	Endo & Centre Venture LLC (51% owner)
•	Spring Hill Water Company, LLC (49% owner – see Note 7)

The Company, through its subsidiaries Humble Water Company and Endo & Centre Venture LLC, had joint ventures with no activity. The Company has discontinued these joint ventures and Humble Water Company and Endo & Centre Venture LLC contain no assets, liabilities, or operations.

On April 16, 2018, the Company entered into an operating agreement with Centre Manufacturing, Inc. ("Centre") and agreed to form an LLC. The LLC is owned 51% by the Company and 49% owned by Centre, but all income and losses will be split evenly. The owner of Centre is the former CEO of the Company. On June 19, 2018, the Company formed a majority owned subsidiary, Endo & Centre Venture LLC. No significant activity has occurred to date. At March 31, 2022 and 2021, the Company owed Centre $14,154, respectively, which is included in accounts payable on the accompanying consolidated balance sheets.

The Company continues to sell health and wellness products focused in the hemp marketplace through online and in-person retail sales.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended March 31, 2022, the Company had an accumulated deficit of approximately $15,770,000, had a net loss of approximately $257,000, and net cash used in operating activities of approximately $151,000, with approximately $997,000 revenue earned, and a lack of profitable operational history. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to generate greater revenues, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds by way of additional public and/or private offerings of its stock. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of Right On Brands, Inc. and its wholly owned subsidiaries and majority owned business (Endo Brands, Inc., Humble Water Company, Springhill Water Co, and Endo & Centre Venture LLC). Intercompany accounts and transactions have been eliminated upon consolidation.

F-8

RIGHT ON BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company has defined cash and cash equivalents as all cash in banks and highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents. The Company had no cash equivalents at March 31, 2022, or March 31, 2021.

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”). The FDIC provides coverage of up to $250,000 per depositor, per financial institution, for the aggregate total of depositors' interest and non-interest-bearing accounts. At March 31, 2022, none of the Company's cash balances were in excess of FDIC limits. The Company has not experienced any losses on these accounts and management does not believe that the Company is exposed to any significant risks.

Accounts Receivable

The Company performs periodic credit evaluations of its customers’ financial condition and extends credit to virtually all of its customers on an uncollateralized basis. Credit losses to date have been insignificant and within management’s expectations. The Company provides an allowance for doubtful accounts that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal accounts receivable are due 30 to 45 days after the issuance of the invoice. Receivables past due more than 60 days are considered delinquent. Delinquent receivables are evaluated for collectability based on individual credit evaluation and specific circumstances of the customer. As of March 31, 2022, and March 31, 2021, the Company’s allowance for doubtful accounts was $0, respectively. The Company wrote off $7,169 of accounts receivable against the allowance for doubtful accounts during fiscal year ended March 31, 2021.

Inventory

Inventories are stated at the lower of cost (average cost) or market (net realizable value). Cost includes materials related to the purchase of finished goods to be sold to retail customers. We regularly review inventory quantities on hand, future purchase commitments with our suppliers, and the estimated utility of our inventory. If our review indicates a reduction in utility below carrying value, we reduce our inventory to a new cost basis through a charge to cost of revenue.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided by the straight-line method over the useful lives of the related assets, ranging from one to five years.

The cost of building the Company's website has been capitalized and amortized over a period of three years. Expenditures for minor enhancements and maintenance are expensed as incurred.

F-9

RIGHT ON BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recoverability of Long-Lived Assets

The Company's long-lived assets and other assets (consisting of property and equipment) are reviewed for impairment in accordance with the guidance of the FASB Topic ASC 360, "Property, Plant, and Equipment," and FASB ASC Topic 205 "Presentation of Financial Statements". The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management's estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Through March 31, 2022, and 2021, the Company had not experienced impairment losses on its long-lived assets. However, there can be no assurances that demand for the Company's products or services will continue, which could result in an impairment of long-lived assets in the future.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when management assesses that it is probably that a liability has been incurred and the amount can be reasonable estimated.

Stock Based Compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718. Costs are measured at the estimated fair value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 718.

Income Taxes

In accordance with FASB ASC Topic 740, "Income Taxes," the Company provides for the recognition of deferred tax assets if realization of such assets is more likely than not. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

In addition, the Company’s management performs an evaluation of all uncertain income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorities. This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for federal and state purposes. If the Company has interest or penalties associated with insufficient taxes paid, such expenses are reported in income tax expense.

Revenue Recognition

We recognize revenue when our performance obligation is satisfied. Our primary performance obligation (the distribution and sales of hemp products) is satisfied upon the shipment or delivery of products to our customers, which is also when control is transferred. The transfer of control of products to our online customers is typically based on sales terms that do not allow for a right of return after 7 days from the date of purchase. The transfer of control of products to our in-store customers is typically based on sales terms that do not allow for a right of return.

Our products are sold for cash with payments received at pickup or before shipping.

F-10

RIGHT ON BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value Measurement

ASC Topic 820, “Fair Value Measurement”, requires that certain financial instruments be recognized at their fair values at our balance sheet dates. However, other financial instruments, such as debt obligations, are not required to be recognized at their fair values, but Generally Accepted Accounting Principles in the United States (“GAAP”) provides an option to elect fair value accounting for these instruments. GAAP requires the disclosure of the fair values of all financial instruments, regardless of whether they are recognized at their fair values or carrying amounts in our balance sheets. For financial instruments recognized at fair value, GAAP requires the disclosure of their fair values by type of instrument, along with other information, including changes in the fair values of certain financial instruments recognized in income or other comprehensive income. For financial instruments not recognized at fair value, the disclosure of their fair values is provided below under “Financial Instruments.”

Nonfinancial assets, such as property, plant and equipment, and nonfinancial liabilities are recognized at their carrying amounts in the Company’s balance sheets. GAAP does not permit nonfinancial assets and liabilities to be remeasured at their fair values. However, GAAP requires the remeasurement of such assets and liabilities to their fair values upon the occurrence of certain events, such as the impairment of property, plant and equipment. In addition, if such an event occurs, GAAP requires the disclosure of the fair value of the asset or liability along with other information, including the gain or loss recognized in income in the period the remeasurement occurred.

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The Company did not have any Level 1 or Level 2 assets and liabilities at March 31, 2022 or 2021. The Derivative liabilities are Level 3 fair value measurements.

The following is a summary of activity of Level 3 liabilities during the year ended March 31, 2022:

Balance at March 31, 2021	$472,471
Settlement	(213,156)
Change in fair value	(100,209)
Balance at March 31, 2022	$159,106

The following is a summary of activity of Level 3 liabilities during the year ended March 31, 2021:

Balance at March 31, 2020	$1,574,097
Additions	96,958
Conversions of debt to equity	(1,977,958)
Settlements	(3,474,572)
Change in fair value	4,253,946
Balance at March 31, 2021	$472,471

During prior years, the Company entered into several convertible note agreements (Note 6). These notes are convertible at a fraction of the stock closing price near the conversion date. Additionally, the conversion price, as well as other terms including interest rates, adjust if any future financings have more favorable terms. The conversion features of these notes meet the definition of a derivative which therefore requires bifurcation and are accounted for as a derivative liability.

At March 31, 2021, the Company estimated the fair value of the conversion feature derivatives embedded in the convertible promissory notes based on assumptions used in the Cox-Ross-Rubinstein binomial pricing model using the following inputs: the price of the Company’s common stock of $0.0035; a risk-free interest rate of 0.05%, and expected volatility of the Company’s common stock of 375%, various estimated exercise prices, and terms under one year.

At March 31, 2022, the Company estimated the fair value of the conversion feature derivatives embedded in the convertible promissory notes based on assumptions used in the Cox-Ross-Rubinstein binomial pricing model using the following inputs: the price of the Company’s common stock of $0.0007; a risk-free interest rate of 1.06%, and expected volatility of the Company’s common stock of 180%, various estimated exercise prices, and terms under one year.

F-11

RIGHT ON BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, receivables, payables, and debt and are accounted for under the provisions of ASC Topic 825, “Financial Instruments”. The carrying amount of these financial instruments, with the exception of discounted debt, as reflected in the consolidated balance sheets approximates fair value.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 "Derivatives and Hedging Activities."

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. Proceeds from these convertible notes are reported under the financing section of the statements of cash flows. Changes to the fair value of the derivative liability are reported as adjustments to reconcile net loss to net cash used in operating activities in the accompanying statement of cash flows.

Basic and Diluted Loss Per Share

Basic net loss/income per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options, warrants and convertible notes. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

Recently Accounting Pronouncements

During the year ended March 31, 2022, and subsequently, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

Subsequent Events

The Company has evaluated all transactions through the date the consolidated financial statements were issued for subsequent event disclosure consideration.

F-12

RIGHT ON BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVENTORY

At March 31, 2022 and March 31, 2021, inventory consisted of the following:

	March 31, 2022	March 31, 2021
Finished goods	$114,944	$73,553
	$114,944	$73,553

NOTE 5 – PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS

The Company’s property and equipment consisted of the following at the respective balance sheet dates:

	March 31, 2022	March 31, 2021

Website development	$88,965	$88,965
Automobile	31,596	31,596
Studio and office equipment	5,957	5,957
Tenant improvements	10,879	10,879
Intangible assets	1,024	1,024
	144,630	144,630
Accumulated depreciation and amortization	(129,145)	(123,545)
	$15,485	$21,439

Depreciation expense of property and equipment for the years ended March 31, 2022 and 2021 was $5,600 and $6,307, respectively.

Intangible assets consist of a trademark acquired March 31, 2017 and was being amortized over five years. Amortization expense for the year ended March 31, 2021, was $307.

F-13

RIGHT ON BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – DEBT

Notes Payable

During October 2016, the Company extinguished $129,549 of debt in exchange for 5,000,000 shares of newly issued common stock. The original note had a maturity date of November 11, 2016, and no interest rate. A total of 4,200,000 shares were issued to three of the four noteholders. As of December 31, 2016, the remaining balance of 800,000 shares of common stock was pending issuance to one noteholder, so common stock payable of $474,000 was recorded in the accompanying consolidated statement of stockholders’ equity. As of July 2019, the shares were still pending issuance; accordingly, the Company reclassified the amount due to Noteholder 8 to notes payable at the fair value of the common stock. During February 2020, the Company issued 800,000 shares of the Company’s common stock pursuant to the October 2016 debt extinguishment. As a result, the note payable of $474,000 is no longer outstanding. On February 12, 2019, Noteholder 1 submitted a notice of conversion for $125,000 principal and $11,250 accrued interest after the note was in default.  The note terms provided a $3,000 daily fee for failure to deliver common stock prior to a deadline of two days after the conversion notice. The shares due under the conversion were not issued until May 8, 2019. Accordingly, a note payable of $135,000 was recorded as a penalty at March 31, 2019. An additional $114,000 was accrued as a penalty during the year ended March 31, 2020. The $249,000 balance remained outstanding and was in default at March 31, 2021. On June 28, 2021, the Company and Noteholder 1 entered into a Settlement Agreement and Mutual Release whereby the Company issued 83,333,333 shares valued at $425,000 to Noteholder 1 to settle the $249,000 balance of the note and $59,760 in accrued interest.

On November 22, 2019, the Company issued a $50,000 promissory note to a third-party lender for a $25,000 cash borrowing. Accordingly, a $25,000 discount was recorded at issuance, all of which was amortized by March 31, 2020. The non-interest-bearing note is secured by inventory, matured February 20, 2020, and remains in default at March 31, 2022.

On May 9, 2020, pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Company received a two-year loan for $68,000 from Noteholder 12. Interest is deferred for six months, then is at 1% until maturity in May 2022. The Company applied for the loan to be forgiven by the Small Business Administration and on October 12, 2021, forgiveness of the principal and interest related to the loan was granted.

On January 31, 2022, the Company entered into a loan agreement totaling $73,450, consisting of cash proceeds totaling $65,000 and loan fees totaling $8,450. The note is to be repaid on an ongoing basis by deducting 19.75% of daily sales and applying against the loan balance. The note matures on July 1, 2023, but will be paid off during the year ending March 31, 2023, based on current daily sales. At March 31, 2022, the balance of the note totaled $52,429.

During the year ended March 31, 2022, the Company incurred interest expenses related to notes payable totaling $661.

Convertible Debt

At March 31, 2022, the Company's convertible debt and derivative liability related to the notes which can be converted at variable discounted rates are summarized as follows:

Noteholder	Origination	Maturity	Interest rate	Variable conversion discount	Principal balance	Debt discount	Net amount of liabilities presented	Corresponding derivative balance
Noteholder 10	2/27/2020	2/26/2021	10.00%	40.00%	$131,788	$-	$131,788	$159,045
					$131,788	$-	$131,788	$159,045

Noteholder	Origination	Maturity	Interest rate	Fixed conversion rate	Principal balance	Debt discount	Net amount of liabilities presented	Corresponding derivative balance
Noteholder 9	7/7/2016	9/30/2019	6.00%	$0.10/Share	$25,000	$-	$25,000	$-
Noteholder 13	2/16/2021	8/16/2021	6.00%	$0.015/Share	140,000	-	140,000	61
					$165,000	$-	$65,000	$61

F-14

RIGHT ON BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At March 31, 2021, the Company's convertible debt and derivative liability related to the notes which can be converted at variable discounted rates are summarized as follows:

Noteholder	Origination	Maturity	Interest rate	Variable conversion discount	Principal balance	Debt discount	Net amount of liabilities presented	Corresponding derivative balance
Noteholder 2	11/1/2018	8/1/2019	12.00%	35.00%	$21,487	$-	$21,487	$37,914
Noteholder 8	11/21/2017	5/21/2018	6.00%	See below	20,000	-	20,000	210,951
Noteholder 10	2/27/2020	2/26/2021	10.00%	40.00%	131,788	-	131,788	202,568
					$173,275	$-	$173,275	$451,433

Noteholder	Origination	Maturity	Interest rate	Fixed conversion rate	Principal balance	Debt discount	Net amount of liabilities presented	Corresponding derivative balance
Noteholder 9	7/7/2016	9/30/2019	6.00%	$0.10/Share	$25,000	$-	$25,000	$-
Noteholder 13	2/16/2021	8/16/2021	6.00%	$0.015/Share	140,000	-	140,000	21,038
					$165,000	$-	$165,000	$21,038

During the year ended March 31, 2022, the Company incurred interest expenses related to convertible debt totaling $24,975.

On July 10, 2020, the Company and Noteholder 8 agreed to amend the conversion terms of the $20,000 convertible note payable so that the conversion price is equal to the lessor of $0.0002 or the lowest price the Company has issued stock to any other common stockholder or through the issuance of stock for the conversion of debt during the 90 days prior to the date of submission of a conversion notice by Noteholder 8. The change in conversion terms resulted in a derivative liability and financing costs incurred of $96,958 as a result of this debt extinguishment.

On October 20, 2021, the Company and Noteholder 8 reached an agreement resolving an ongoing dispute related to Noteholder 8’s convertible note payable. As part of the agreement, the Company issued 225,910,000 shares of the Company’s common stock to settle the dispute and all unpaid principal and interest on the convertible note.

The convertible debt held by noteholders 9, 10 and 13 are in default at March 31, 2022.

Future Maturities

The Company’s future maturities of notes payable and convertible debt are as follows:

Year ending
March 31,	Amount
2023	$399,217

Amortization of Debt Discount

During the years ended March 31, 2022 and 2021, the Company recorded amortization of debt discounts totaling $966 and $313,246, respectively.

F-15

RIGHT ON BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – NONCONTROLLING INTEREST

Investments in partnerships, joint ventures and less-than-majority-owned subsidiaries in which we have significant influence are accounted for under the equity method.

As of March 31, 2018, the Company's consolidated financial statements includes a venture for the development of a commercial bottled water operation near Browning, Montana. The new venture will be operated through Spring Hill Water Company, LLC, a Nevada limited liability company ("Spring Hill"). Spring Hill is 49% owned by our newly-formed subsidiary corporation, Humble Water Company, and 51% owned by Doore, LLC. Doore, LLC, which serves as the manager of Spring Hill, has contributed the land and water source to be used in the new operation through a Land & Water Lease Agreement under which Spring Hill will have the use of 2 acres of land and no less than 5 acre-feet of water for an initial term of 25 years and at a lease rate of $1 per year. Through Humble Water Company, our initial capital contribution to Spring Hill was approximately $100,000 to be used in commencing operations. In addition, we have committed to provide additional capital to be used for a bottling facility and equipment, in an amount up to $530,000, within the next 2 years. Should we fail to provide this additional capital within the next 2 years, our ownership percentage in Spring Hill will be reduced from 49% to 20%. Although we hold a minority ownership percentage in Spring Hill, we will have voting control over the company with 75% of the voting membership units. Further, 100% of the losses, expenditures, and deductions from Spring Hill will be allocated to our subsidiary, Humble Water Company. The activity of Spring Hill is accounted for under the voting interest method, and we consolidate 100% of the business activity and record 25% of noncontrolling interest on the balance sheet and 0% of the net losses based on the terms of the agreement.

As of March 31, 2022 and 2021, the noncontrolling interest was $24,437 in the accompanying consolidated financial statements. As of March 31, 2022 and 2021, our total investment into Spring Hill to date was $101,470. During the years ended March 31, 2022 and 2021, there have been no significant operations or expenditures in the joint venture.

NOTE 8 – EARNINGS PER SHARE

FASB ASC Topic 260, “Earnings Per Share,” requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

 The Company had no potential additional dilutive securities outstanding at March 31, 2022 and 2021, except as follows:

	March 31, 2022	March 31, 2021
Preferred stock	25,000,000	25,000,000
Warrants	-	14,750,000
Options	-	8,000,000
Convertible debt	339,053,333	152,763,705
Total	364,053,333	200,513,705

F-16

RIGHT ON BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY

Series A Preferred Stock

The Series A Preferred Stock is convertible to common stock at a rate of five shares for every share held and the holder(s) have the right to cast a total of fifty-percent (50%) plus one votes on all matters submitted to a vote of holder of the Company’s common stock. Our Series A Preferred Stock ranks equally, on an as-converted basis, to our common stock with respect to rights upon winding up, dissolution, or liquidation.

On June 6, 2019 the Board of Directors agreed to amend the certificate of designation for the Series A Preferred stock to have the right to cast a total of fifty-percent (50%) plus one votes on all matters submitted to a vote of holder of the Company’s  common stock, including the election of directors, and  all other matters as required by law. There is no right to cumulative voting in the election of directors. The holders of Series A Preferred Stock shall vote together with all other classes and series of common stock of the Company as a single class on all actions to be taken by the common stock holders of the Company except to the extent that voting as a separate class or series is required by law. Our Series A Preferred Stock does not have any special dividend rights.

Common Stock

During December 2017, the Company entered into a three-year consulting agreement with Dr. Ashock Patel, the Company’s former CEO, to serve as Director of Product Development. Consideration for services under the agreement provided for the issuance of 700,000 shares of common stock of the Company at the time of execution of the agreement, and the following two anniversaries of the agreement. Since the shares have yet to be issued at March 31, 2022 and 2021, they are reported in common stock payable in the accompanying consolidated statement of stockholders’ deficit.

During the year ended March 31, 2021, the Company received conversion notices related to $416,641 in convertible debt and accrued interest resulting in the issuance of 3,640,429,964 shares of common stock. As a result of the conversions, the derivative liability related to convertible debt was reduced by $1,977,958.

During July 2020, the Company issued 3,000,000 shares of common stock related to $15,000 cash received when the investor purchased the shares in June 2019, reducing common stock payable by $15,000.

During October 2020, the Company issued a total of 380,000,000 shares of common stock valued at $76,000 to five individuals for services performed on behalf of the Company. Included in the shares issued were 100,000,000 shares to Director A. David Youssefyeh, 100,000,000 shares to Director and CEO Jerry Grisaffi, and 50,000,000 shares to Director David Lewis.

During February 2021, the Company issued 369,999,999 shares of common stock to four investors for proceeds totaling $124,000, of which $14,000 was received in May 2021.

During February 2021, the Company issued 83,333,333 shares of common stock to an investor for $25,000, all of which was paid directly to a vendor for the purchase of inventory.

During March 2021, the Company issued a total of 1,700,000 shares of common stock valued at $7,990 to three individuals for services performed on behalf of the Company.

During the year ended March 31, 2022, the Company issued several subscription agreements for the purchase of common stock by various investors. A total of 383,333,332 shares of common stock were issued during the year ended March 31, 2022, and the Company received cash proceeds received totaling $89,000.

During May 2021, the Company and Noteholder 3 entered into a settlement and mutual release agreement to settle a dispute over the dilution of 750,000 warrants issued during the year ended March 31, 2020, and the convertible debt held by Noteholder 3 (Note 6). As part of the agreement, the Company agreed to issued Noteholder 338,114,035 shares of common stock with a fair value of $80,000 to settle the convertible debt and outstanding warrants. The resulting loss from the settlement was accrued at March 31, 2021 and has been settled as of March 31, 2022.

During June 2021, the Company issued 13,000,000 shares of common stock to a vendor to pay accounts payable owed to the vendor totaling $8,000. The shares were valued at $29,900, resulting in a loss on settlement of $21,900.

F-17

RIGHT ON BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During August 2021, the Company issued 1,500,000 shares of common stock for services provided to the Company.

During the year ended March 31, 2022, the Company and a former noteholder determined that the Company had issued 212,034,632 common shares in excess of what was owed for conversion notices received by the Company from the noteholder during the year ended March 31, 2021. Accordingly, the Company rescinded the excess share issuance as detailed on the consolidated statement of stockholders’ deficit and has retired the common shares previously issued.

Stock Options and Warrants

On November 19, 2018, the Company issued options to its former Chief Executive Officer and Chief Financial Officer to purchase 6,000,000 and 2,000,000 shares of common stock, respectively, at $0.05 per share. The options were immediately vested and expired November 19, 2021.

During the year ended March 31, 2020, stock warrants for 11,250,000 common shares were issued in connection with financing received. An additional warrant to purchase 500,000 common shares was issued with a subscription agreement dated September 16, 2019. The warrants are convertible one-for-one into common stock at an exercise price of $.05. The warrants were immediately exercisable and expired between July and November 2021.

Additionally, in connection with the appointment of Advisory Board members, warrants for 3,000,000 common shares were issued during October 2019. The warrants are convertible one-for-one into common stock at an exercise price of $0.01. The warrants were immediately exercisable and expired September 30, 2021.

A summary of the status of the Company’s option and warrant grants as of March 31, 2021, and the changes during the fiscal year then ended is presented below:

	Shares	Weighted Avg Exercise Price
Outstanding, March 31, 2020	27,230,000	$0.05
Granted	-	$-
Exercised	-	$-
Expired	(4,480,000)	$0.01
Outstanding, March 31, 2021	22,750,000	$0.04
Exercisable, March 31, 2021	22,750,000	$0.04

A summary of the status of the Company’s option and warrant grants as of March 31, 2022, and the changes during the fiscal year then ended is presented below:

	Shares	Weighted Avg Exercise Price
Outstanding, March 31, 2021	22,750,000	$0.04
Granted	-	$-
Exercised	-	$-
Expired	(22,750,000)	$0.04
Outstanding, March 31, 2022	-	$-
Exercisable, March 31, 2022	-	$-

F-18

RIGHT ON BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – RELATED PARTY TRANSACTIONS

During the year ended March 31, 2021, the Company incurred $52,000 in compensation expenses to the Company’s CEO, including $20,000 from 100,000,000 common shares issued for services as disclosed in Note 9.

During the year ended March 31, 2021, the Company incurred $20,000 in compensation expenses to the Company’s CFO from 100,000,000 common shares issued for services as disclosed in Note 9.

During the year ended March 31, 2021, the Company incurred $10,000 in compensation expenses to one of the Company’s Directors from 50,000,000 common shares issued for services as disclosed in Note 9.

At March 31, 2021, the Company had accounts payable totaling $45,227 and $9,500 due to the Company’s CEO and CFO, respectively.

During the year ended March 31, 2022, the Company incurred $16,514 and $47,700 in compensation expenses to the Company’s CEO and CFO, respectively.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

On April 1, 2019, the Company entered into an office and warehouse lease in Carrollton, Texas. At the inception of the lease, the Company adopted ASC 842 requiring the recording of assets and liabilities related to leases on the balance sheet. The Company records rent on straight-line basis over the terms of the underlying lease. As a result of the ongoing COVID-19 pandemic, the lease was abandoned during May 2020. The Company impaired the right-of-use asset related to the lease, resulting in a $91,200 impairment expense for the year ended March 31, 2021. The lease states the Company is responsible for the remaining payments through March 31, 2022, totaling approximately $87,000. Through March 31, 2022 and 2021, the Company has accrued $87,341 and $30,341, respectively, of the remaining payments as accrued expenses. To date, the lessor has not demanded payment from the Company for the any unpaid amounts due under the lease.

On March 17, 2021, the Company entered into a storefront lease agreement in Rowlett, Texas. At the inception of the lease, the Company recorded a right of use asset and lease liability of $93,000, respectively. The Company records rent on straight-line basis over the terms of the underlying lease. Minimum lease payments under the lease are as follows:

Year Ending March 31,	Amount
2023	$25,958
2024	26,659
2025	25,025
$77,642

During December 2017, the Company entered into a consulting agreement with Dr. Ashok Patel, who served as CEO until September 2019, to serve as Director of Product Development. Consideration for services under the agreement provided for the issuance of 700,000 shares of common stock of the Company at the time of execution of the agreement, and the following two anniversaries of the agreement. At March 31, 2022, and 2021, the anniversary shares, valued at approximately $37,000, have yet to be issued. Accordingly, they are reported in the accompanying consolidated statement of stockholders’ deficit as common stock payable.

During December 2021, the Company was listed as defendant on a complaint from Noteholder 10 seeking repayment of amounts due under the February 2020 convertible note payable (Note 6). The Company has recorded all unpaid principal and interest due to Noteholder 10 through March 31, 2022. On April 15, 2022, the Company and Noteholder 10 entered into a settlement agreement whereby the Company will repay Noteholder 10 a total of $115,000 consisting of $25,000 paid on April 18, 2022, $5,000 to be paid monthly from May 15, 2022 to October 15, 2022, $6,250 to be paid monthly from November 15, 2022 to April 15, 2023, and $7,500 to be paid monthly from May 15, 2023 to July 15, 2023.

F-19

RIGHT ON BRANDS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – FEDERAL INCOME TAX

The Company accounts for income taxes under ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes. The provision (benefit) for income taxes for the years ended March 31, 2022, and 2021, assumes a statutory 21%, effective tax rate for federal income taxes.

	March 31, 2022	March 31, 2021

Federal tax statutory rate	21%	21%
Temporary differences	8%	-12%
Changes in estimates	0%	0%
Valuation allowance	-29%	-9%
Effective rate	0%	0%

The components of deferred tax assets and liabilities as of March 31, 2022, are as follows:

March 31, 2022
Deferred tax assets (liabilities):
Net loss	$(257,016)
Temporary differences
Stock-based compensation	3,000
Change in derivative valuation	(100,209)
Valuation allowance	354,225
Net deferred tax assets	$-

The Company had deferred income tax assets as of March 31, 2022, and 2021, as follows:

	March 31, 2022	March 31, 2021

Loss carryforwards	$2,299,000	$2,225,000
Less - valuation allowance	(2,299,000)	(2,225,000)
Total net deferred tax assets	$-	$-

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, we have not reflected any benefit of such deferred tax assets in the accompanying financial statements. Our net deferred tax asset and valuation allowance increased by $74,000 and $595,000 in the fiscal years ending March 31, 2022 and 2021, respectively. In the fiscal year ended March 31, 2022, the March 31, 2021, valuation allowance was increased by $427,000 due to an adjustment of the previously estimated loss carryforward of approximately $2,032,000.

At March 31, 2022, the Company had approximately $10,950,000 in federal net operating loss carryforwards. These carry forwards are allowed to be carried forward indefinitely and are to be limited to 80% of the taxable income. Pursuant to Internal Revenue Code Section 382, the future utilization of our net operating loss carryforwards to offset future taxable income may be subject to an annual limitation as a result of ownership changes that may have occurred previously or that could occur in the future.

To the extent that the tax deduction is included in a net operating loss carry forward and is in excess of amounts recognized for book purposes, no benefit will be recognized until the loss carry forward is recognized. Upon utilization and realization of the carry forward, the corresponding change in the deferred asset and valuation allowance will be recorded as additional paid-in capital.

As of March 31, 2022, the Company had no uncertain tax positions, or interest and penalties, that qualify for either recognition or disclosure in the financial statements. The company is subject to U.S. federal, state and local income tax examinations by tax authorities for years 2016 through 2021. The tax returns for the fiscal year ended March 31, 2022 has not yet been filed.

F-20

PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation(1)
2.2	Certificate of Designation Series A Preferred (1)
2.3	Articles of Merger (1)
2.6	By-Laws (2)
4.1	Subscription Agreement
11.1	Consent of Milan Saha, Esq. (included in Exhibit 12.1)
11.2	Consent of Turner, Stone & Company LLP
12.1	Opinion of Milan Saha, Esq.

(1)	Incorporated by reference to the Company’s S-1 filed July 1, 2013

(2)	Incorporated by reference from the Company’s S-1 filed July 1, 2013

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Rowlett, State of Texas, on October 18, 2022.

RIGHT ON BRANDS, INC.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: October 18 2022

By:	/s/ Jerry Grisaffi
Name: Jerry Grisaffi
Title: Chief Executive Officer/ Interim CFO

Date: October 18 2022

By:	/s/ Michael W. Brown
Name: Michael W. Brown

SIGNATURES OF DIRECTORS:

By:	/s/ Jerry Grisaffi
Name: Jerry Grisaffi
Title: Director/Chairman

Date: October 18, 2022

By:	/s/ Michael W. Brown
Name: Michael W. Brown
Title: Director

Date: October 18, 2022

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